Exhibit 99.1

Claymont Steel Inc. President and CEO, Jeff Bradley, Announces His Decision to Leave the Company.

CLAYMONT, DE – February 21, 2008 (Prime Newswire via COMTEX News Network) - Claymont Steel Inc. announced today that Mr. Jeff Bradley, President and CEO, will be leaving the company to pursue other career opportunities that are available to him. James Declusin, President and CEO of Evraz Oregon Steel Mills, Inc., will assume Mr. Bradley’s responsibilities. Evraz Oregon Steel Mills, Inc. is the sole stockholder of the Company’s parent.

Forward-Looking Statements

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements of future goals and similar statements other than historical facts constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Claymont Steel’s filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Claymont Steel undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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Source: Claymont Steel Inc.

FOR FURTHER INFORMATION:

Allen Egner, Chief Financial Officer

Telephone: (302) 792-5400

E-mail: aegner@claymontsteel.com